Joint Filer Information Statement

Filers:

Infinity I-China Fund (Cayman) L.P.
3, Azrieli Center (Triangle Tower), Tel Aviv, 67023, Israel

Infinity I-China Fund (Israel) L.P.
3, Azrieli Center (Triangle Tower), Tel Aviv, 67023, Israel

Infinity I-China Fund (Israel 2) L.P.
3, Azrieli Center (Triangle Tower), Tel Aviv, 67023, Israel

Infinity I-China Fund (Israel 3) L.P.
3, Azrieli Center (Triangle Tower), Tel Aviv, 67023, Israel

Infinity I-China Fund (Suzhou) L.P.
Sanlake Square, 345 Fengli Road, Suzhou Industrial Park,
Jiangsu Province, 215000 China

Infinity I-China Fund (Changzhou) L.P.
Room 2602 No. 9-1 East Taihu Road, Xinbei District, Changzhou,
Jiangsu Province, 213000 China

Designated filer:

Infinity I-China Fund (Cayman) L.P.

Issuer:

THT Heat Transfer Technology, Inc.

Ticker symbol:

THTI

Date of event requiring statement:

December 7, 2010

       The undersigned, Infinity I-China Fund (Israel) L.P., Infinity
I-China Fund (Israel 2) L.P., Infinity I-China Fund (Israel 3) L.P., Infinity I-China Fund (Suzhou) L.P. and Infinity I-China Fund (Changzhou) L.P., are jointly filing the attached Initial Statement of Beneficial Ownership of Securities on Form 3 with Infinity I-China Fund (Cayman) L.P. with respect to the beneficial ownership of securities of THT Heat Transfer Technology, Inc.

INFINITY I-CHINA FUND (ISRAEL) L.P.

By: /s/ Ariel Poppel
Name: Ariel Poppel
Title:   MD Finance


INFINITY I-CHINA FUND (ISRAEL2) L.P.

By: /s/ Ariel Poppel
Name: Ariel Poppel
Title:   MD Finance


INFINITY I-CHINA FUND (ISRAEL3) L.P.

By: /s/ Ariel Poppel
Name: Ariel Poppel
Title:   MD Finance
INFINITY I-CHINA FUND (SUZHOU) L.P.

By: /s/ Fei Jianjiang
Name: Fei Jianjiang
Title:   Executive Partner


INFINITY I-CHINA FUND (CHANGZHOU) L.P.

By: /s/  Amir Gal-or
Name: Amir Gal-or
Title:   Managing Partner